 EXHIBIT 99.1

SharpSpring Reports Second Quarter 2021 Results

Strategic Acquisition by Clearlake Capital and Siris-Backed Constant Contact to Maximize Growth and Audience Engagement for Small Businesses

GAINESVILLE, FL – August 12, 2021 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based revenue growth platform, reported financial results for the second quarter ended June 30, 2021.

Recent Operational Highlights

•	Signed definitive agreement to be acquired by Clearlake Capital and Siris-backed Constant Contact, an established leader in online marketing. Under the terms of the agreement, Constant Contact will acquire all the outstanding common stock of SharpSpring for $17.10 per share in cash. The transaction is expected to close in the third quarter of 2021 subject to customary closing conditions including a SharpSpring stockholder approval.

•	Appointed marketing technology leader Suaad Sait as President. Sait brings an extensive background leading product, engineering, and marketing at high-growth SaaS companies.

•	Appointed senior finance executive and capital markets veteran Jason Costi to Board of Directors, who has also been named a member of the Company’s Audit, Nominating and Corporate Governance Committees.

Second Quarter 2021 Key Performance Indicators (KPIs)

•	Total monthly recurring revenue (MRR) from new customers in the second quarter of 2021 was approximately $100,000 compared to $159,000 in the second quarter of 2020 and $100,000 in the first quarter of 2021.

•	New customer additions are expected to generate approximately $1.2 million in annual recurring revenue (ARR).

•	Finished the quarter with approximately 1,900 agency customers, over 500 direct customers, and more than 10,000 total businesses across all SharpSpring sales and marketing platforms including SharpSpring Ads and legacy products.

•	Average monthly logo attrition in the second quarter of 2021 improved to 2.4% compared to 4.31% in the second quarter of 2020.

•	On a year-over-year basis, Q2 2021 net revenue retention was 92.5%, a decrease from 94.4% in Q1 2021.

1

Second Quarter 2021 Financial Results

•	Total revenue increased 11% to a record $8.1 million from $7.3 million in the same year-ago period.

•	Gross profit increased 13% to a record $ 6.1 million (76% of total revenue) from $--5.4 million (74% of total revenue) in the same year-ago period.

•	Net loss was $354,000, or $0.03 per share, compared to net loss of $970,000, or $0.08 per share, in the same year-ago period.

•	Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $2.1 million, compared to an adjusted EBITDA loss of $122,000 in the same year-ago period.

•	Core net loss (a non-GAAP metric reconciled below) totaled $2.6 million or $0.20 per share, compared to core net loss of $381,000, or $0.03 per share, in the same year-ago period.

•	At quarter-end, the Company had $25.2 million in cash, compared to $28.3 million at December 31, 2020.

Conference Call

Due to the Company’s entry into the agreement and plan of merger previously announced on June 22, 2021, SharpSpring will only be issuing a press release and will not be conducting a conference call.

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated, global and affordable revenue growth platform delivered via a cloud-based Software-as-a-Service (SaaS) solution. More than 10,000 businesses around the world rely on SharpSpring platforms to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at sharpspring.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the Company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

2

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K, and other risks to which our Company is subject, and various other factors beyond the Company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:

Aaron Jackson

Chief Financial Officer

Phone: 352-448-0967

Email: IR@sharpspring.com

Investor Relations:

Gateway Investor Relations

Matt Glover or Tom Colton

Phone: 949-574-3860

Email: SHSP@gatewayir.com

3

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$8,106,243	$7,270,905	$16,095,473	$14,323,634

Cost of services	$1,984,662	$1,873,029	3,874,675	$4,240,671
Gross profit	6,121,581	5,397,876	12,220,798	10,082,963

Operating expenses:
Sales and marketing	3,915,096	2,395,100	7,706,478	5,429,222
Research and development	2,111,540	1,484,890	4,227,280	3,063,029
General and administrative	3,522,971	2,244,560	6,294,610	4,658,401
Intangible asset amortization	171,549	183,746	343,098	336,547

Total operating expenses	9,721,156	6,308,296	18,571,466	13,487,199
				-
Operating loss	(3,599,575)	(910,420)	(6,350,668)	(3,404,236)

Other income (expense), net	(21,354)	(2,777)	(14,519)	(59,556)
Gain on extinguishment of debt	3,271,101	-	3,438,077	-

Loss before income taxes	(349,828)	(913,197)	(2,927,110)	(3,463,792)
Provision (benefit) for income taxes	3,947	57,187	10,520	(1,505,331)

Net loss	$(353,775)	$(970,384)	$(2,937,630)	$(1,958,461)

Net loss per share, basic and diluted	$(0.03)	$(0.08)	$(0.23)	$(0.17)

Weighted average common shares outstanding, basic and diluted	12,852,131	11,529,324	12,833,148	11,525,258

4

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$25,157,240	$28,267,792
Accounts receivable	300,149	323,130
Unbilled receivables	1,265,527	1,248,060
Income taxes receivable	143,498	54,449
Other current assets	1,293,952	1,433,543
Total current assets	28,160,366	31,326,974

Property and equipment, net	1,861,067	2,188,948
Goodwill	10,230,917	10,250,088
Intangibles, net	3,672,753	4,015,851
Right-of-use assets	7,934,913	8,352,028
Other long-term assets	584,435	611,857
Total assets	$52,444,451	$56,745,746

Liabilities and Shareholders' Equity
Accounts payable	$964,933	$1,074,594
Accrued expenses and other current liabilities	2,242,981	1,259,836
Line of credit	1,900,000	1,900,000
Deferred revenue	862,767	845,265
Income taxes payable	23,755	81,221
Lease liability, current portion	748,499	724,627
Notes payable, current portion	-	2,630,962
Total current liabilities	6,742,935	8,516,505

Lease liability, net of current portion	7,358,118	7,771,898
Notes payable, net of current portion	-	768,538
Total liabilities	14,101,053	17,056,941

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	12,902	12,819
Additional paid in capital	77,141,573	75,544,966
Accumulated other comprehensive loss	(219,736)	(215,269)
Accumulated deficit	(38,507,341)	(35,569,711)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	38,343,398	39,688,805

Total liabilities and shareholders' equity	$52,444,451	$56,745,746

5

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(353,775)	$(970,384)	$(2,937,630)	$(1,958,461)

Adjustments to reconcile loss from operations:
Depreciation and amortization	597,230	417,560	1,041,311	774,140
Gain on extinguishment of debt	(3,271,101)	-	(3,438,077)	-
Amortization of costs to acquire contracts	203,009	202,329	407,282	404,767
Non-cash stock compensation	582,820	370,418	1,138,405	741,051
Loss on disposal of property and equipment	1,773	-	3,299	-
Unrealized foreign currency (gain) loss	1,704	29,201	(45,204)	109,928
Changes in assets and liabilities:				-
Accounts receivable	67,482	(20,988)	20,362	(106,260)
Unbilled receivables	4,081	(40,819)	(27,704)	(133,315)
Right-of-use assets	210,137	(3,069,671)	417,115	(3,475,390)
Other assets	(46,303)	63,772	(239,733)	(279,099)
Income taxes, net	(151,437)	1,596,583	(144,864)	33,639
Accounts payable	86,004	(1,010,945)	(108,933)	(120,934)
Lease liabilities	(196,534)	3,090,202	(389,909)	3,511,291
Accrued expenses and other current liabilities	588,966	106,198	975,631	(288,041)
Deferred revenue	(91,145)	(107,604)	20,294	(201,893)
Net cash provided by (used in) operating activities	(1,767,089)	650,348	(3,308,355)	(994,081)

Cash flows from investing activities
Purchases of property and equipment	(139,457)	(211,970)	(169,328)	(352,900)
Capitalization of software development costs	(136,728)	(151,842)	(204,302)	(424,124)
Net cash used in investing activities	(276,185)	(363,812)	(373,630)	(777,024)

Cash flows used in financing activities:
Proceeds from line of credit	-		-	1,900,000
Proceeds from note payable	-	3,399,500	-	3,399,500
Proceeds from exercise of stock options, net	321,950	12,288	502,037	23,462
Payments for taxes related to net share settlement of equity awards	(11,234)	(1,869)	(36,252)	(28,402)
Net cash provided by financing activities	310,716	3,409,919	465,785	5,294,560

Effect of exchange rate on cash	29,863	(34,609)	105,648	(118,509)

Change in cash and cash equivalents	$(1,702,695)	$3,661,846	$(3,110,552)	$3,404,946

Cash and cash equivalents, beginning of period	$26,859,935	$11,625,049	$28,267,792	$11,881,949

Cash and cash equivalents, end of period	$25,157,240	$15,286,895	25,157,240	$15,286,895

6

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(354)	$(970)	$(2,938)	$(1,958)
Provision (benefit) for income taxes	4	57	11	(1,505)
Other (income) expense, net	21	3	15	60
Gain on extinguishment of debt	(3,271)	-	(3,438)	-
Depreciation & amortization	597	418	1,041	774
Non-cash stock compensation	583	370	1,138	741
Restructuring	273	-	273	-
Adjusted EBITDA	$(2,147)	$(122)	$(3,898)	$(1,888)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(354)	$(970)	$(2,938)	$(1,958)
Amortization of intangible assets	172	184	343	337
Non-cash stock compensation	583	370	1,138	741
Gain on extinguishment of debt	(3,271)	-	(3,438)	-
Restructuring	273	-	273	-
Tax adjustment	(4)	35	(6)	(112)
Core net loss	$(2,601)	$(381)	$(4,628)	$(992)

Core net loss per share	$(0.20)	$(0.03)	$(0.36)	$(0.09)
Weighted average common shares outstanding	12,852	11,529	12,833	11,525

7